Exhibit 10.4

April 14, 2008

Mr. Niall J. Byrne

4708 North Lamon Avenue

Chicago, IL 60630

                    RE:  EMPLOYMENT AGREEMENT

Dear Niall:

This letter agreement (this “Agreement”) modifies certain terms of your employment agreement under which you agree to be employed by Inland Northwest Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp. (collectively the “Companies”) and Inland Western Retail Real Estate Trust, Inc. (“IWEST”).

1. Employment Period.  Your term of employment with the Companies shall  continue until June 30, 2008 (the “Employment Period”), subject to earlier termination as provided therein.

2.  Retroactive.  The Company acknowledges that any compensation increase negotiated during the remainder of the Employment Period shall be made retroactive to January 1, 2008.

3.  Conflicts.  All other terms and conditions in the original employment agreement remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered as of the day and year first above written.

INLAND NORTHWEST MANAGEMENT CORP., a Delaware corporation		Niall J. Byrne

By:	/s/ Michael J. O’Hanlon	/s/ Niall J. Byrne

INLAND SOUTHWEST MANAGEMENT CORP., a Delaware corporation

By:	/s/ Michael J. O’Hanlon

INLAND WESTERN MANAGEMENT CORP., a Delaware corporation

By:	/s/ Michael J. O’Hanlon

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By:	/s/ Michael J. O’Hanlon
Michael J. O’Hanlon
President and Chief Executive Officer